AMENDMENT ONE TO THE AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID P. MANSFIELD

This Amendment One (the “Amendment”) is made to the Amended and Restated Supplemental Executive Retirement Agreement (the “SERP”), dated February 21, 2015, by and between The Provident Bank (the “Bank”) and Provident Bancorp, Inc. (the “Company”) (collectively, the “Employer”) and David P. Mansfield (the “Executive”). Capitalized terms not defined herein shall have the same meaning ascribed to them in the SERP.

WHEREAS,  the Employer maintains the SERP for the benefit of the Executive; and

WHEREAS,  the Employer now desires to fix the Retirement Benefit under the SERP to value of the benefit as of December 17, 2020; and

WHEREAS, pursuant to Section 3.6 of the SERP, the SERP may be amended with mutual written consent of the Executive and the Bank; and

WHEREAS, neither the Employer nor the Executive intend for this Amendment to, in any way, increase the benefits due to Executive under the SERP; and

WHEREAS, none of the amendments set forth herein have the effect of modifying the time or form of any distribution to which the Executive may be eligible under the Plan and therefore, such amendments are consistent with the requirements of Section 409A of the Internal Revenue Code.

NOW, THEREFORE, notwithstanding anything in the SERP to the contrary, the SERP is hereby amended as follows, effective as of December 17, 2020:

1. Section 1.6. Section 1.6 (“Compensation”) of the SERP is hereby deleted in its entirety and shall be marked “[Reserved]” as to avoid renumbering.

2. Section 1.7. Section 1.7 of the SERP is hereby deleted and replaced with the following:

“Final Average Compensation shall mean $757,000.  The Final Average Compensation reflects the Executive’s Final Average Compensation calculated as of December 17, 2020.  Final Average Compensation shall not reflect any increases in Compensation (as defined in this Agreement prior to this Amendment One) after the date of this Amendment One.

3. Section 1.11. Section 1.11 of the SERP is hereby deleted and replaced with the following:

“Payment Date shall mean the date of Executive’s Separation from Service as defined at Section 1.13 or the date of the Executive’s death.”

4. Section 2.1. Section 2.1 of the SERP is hereby deleted and replaced with the following:

“2.1Calculation of Benefit and Timing of Payment.  Upon Separation from Service (other than for “Specially-Defined Cause,” as such term is defined in Section 2.8.1), the Executive shall be entitled to be paid a “Retirement Benefit” under this Agreement, calculated pursuant to Section 2.2 and, as applicable, Section 2.3 in the case of Separation from Service following a Change in Control, Section 2.4 in the event Separation from Service due to Disability, or Sections 2.5 or 2.6 as applicable in the event of death.  In each case, the Retirement Benefit shall be paid in a lump sum payment not later than 30 days after the Payment Date.”

5. Section 2.3. Section 2.3 of the SERP is hereby deleted and replaced with the following:

“2.3Benefits Upon Change in Control.  If within three years following a Change in Control of the Bank a Terminating Event occurs with respect to the Executive, the Executive shall be entitled to a Retirement

Benefit pursuant to Section 2.2 calculated as if the Executive had attained the age of sixty-two (62) prior to Separation from Service.”

6. Section 2.4. The first paragraph of Section 2.4 is hereby deleted and replaced with the following (Subsections 2.4.1 and 2.4.2 remain unchanged):

“2.4Disability.  In the event that the Executive shall have a Separation from Service after becoming “Disabled” (as defined below) while in the employ of the Bank and prior to his attaining age sixty-two (62), the Executive shall be entitled to a Retirement Benefit pursuant to Section 2.2 calculated as if the Executive attained the age of sixty-two (62) prior to Separation from Service.  Such payments shall be in addition to any payments otherwise payable to the Executive as a result of disability under any other plans or agreements in effect from time to time.”

7. Section 2.5. Section 2.5 is hereby deleted and replaced with the following:

“2.5Death Prior to Termination of Employment.  If the Executive should die prior to Separation from Service, the Executive’s Beneficiary shall be entitled to receive a Retirement Benefit pursuant to Section 2.2 calculated as if (i) the Executive attained the age of sixty-two (62) prior to Executive’s death and (ii) the stream of payments described in Section 2.2 is assumed to commence upon the Executive’s date of death.  Payment made under this Section 2.5 shall be in lieu of and in complete substitution for any other benefits otherwise payable under this Agreement.”

8.	Section 3.16. Section 3.16 is hereby by deleting the reference to the “MHC.”

9. Effect of Amendment.  Except and to the extent modified by this Amendment, the provisions of the SERP shall remain in full force and effect and are hereby incorporated into and made a part of this SERP.

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IN WITNESS WHEREOF, this Amendment has been adopted by the Bank and the Executive as of the day and year first written above.

EXECUTIVE

By:	/s/ David P. Mansfield
Name:	David P. Mansfield

THE PROVIDENT BANK

By:	/s/ Joseph B. Reilly
Name:	Joseph B. Reilly
Title:	Chairman of the Board

PROVIDENT BANCORP, INC.

By:	/s/ Joseph B. Reilly
Name:	Joseph B. Reilly
Title:	Chairman of the Board